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Exhibit 10.8

REAL ESTATE LICENSE AGREEMENT
(Renton)

dated as of                        , 2007

between

CLASSMATES ONLINE, INC.

and

UNITED ONLINE, INC.

REAL ESTATE LICENSE AGREEMENT
(Renton, WA)

        This REAL ESTATE AGREEMENT (this "Agreement") is dated as of                        , 2007, is entered into by and between Classmates Online, Inc., a Washington corporation having its principal office at 2001 Lind Avenue SW, Renton, Washington ("Licensor"), and United Online, Inc., a Delaware corporation having its principal office at 21301 Burbank Boulevard, Suite 400, Woodland Hills, California ("Licensee"). Licensor and Licensee are sometimes referred to herein separately as a "Party" and together as the "Parties."

WITNESSETH:

        WHEREAS, pursuant to that certain Office Lease Agreement, dated as of September 4, 2002 (as the same may be amended or modified from time to time, the "Lease"), between Licensor, as tenant, and EOP Operating Limited Partnership, as landlord (together with its successors and assigns "Landlord"), Licensor leases from Landlord certain premises more particularly described in the Lease and on Annex A attached hereto (the "Premises"); and

        WHEREAS, the Parties desire, by this Agreement, to set forth the terms and conditions for the licensing by Licensor to Licensee of the right to use and occupy a portion of the Premises as more particularly provided herein.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

        1.    License.

          (a)   Licensor hereby grants to Licensee a license (the "License") for the "License Period" (as hereinafter defined) for the exclusive right to use and occupy the areas within the Premises presently used and occupied by, or designated by Licensor to Licensee in writing prior to, the date hereof (such areas are referred to herein as the "License Area") for the purposes hereinafter provided, together with the non-exclusive right of access thereto and the right to use all equipment, furniture and fixtures, including communications and information systems equipment, cabling and appurtenant items that are owned by Licensor and located in the License Area. In connection with its use of the License Area, Licensee shall also have the non-exclusive right to use (a) in common with Licensor and the other occupants of the building in which the Premises are located (the "Building"), any common areas, stairways, elevators, restrooms, and other common facilities outside the Premises that Licensor has the right to use, and (b) in common with Licensor and the other occupants of the Premises, any hallways, stairways, elevators, restrooms, kitchens, break rooms, photocopy rooms, facsimile rooms, conference rooms and other areas of the Premises (including the equipment and supplies located therein in reasonably quantities) that may be reasonably necessary for Licensee's use of the License Area, excluding, however, those areas within the Premises (but outside of the License Area) that Licensor designates as private from time to time in its reasonable discretion and such areas that Licensee should reasonably understand to be private or reserved exclusively for use by Licensor.

          (b)   Licensor may from time to time, without Licensee's consent but upon not less than thirty (30) days' prior written notice to Licensee, reconfigure and/or relocate the License Area as it deems necessary or desirable in its reasonable discretion; provided that Licensee's use and enjoyment thereof and its ability to conduct its business therein as contemplated hereby are not materially adversely affected by such reconfiguration; and provided, further, that Licensor shall use commercially reasonable efforts to group offices as closely together as is reasonably practicable to afford both Licensor and Licensee confidential and accommodating work areas for each party. In addition, Licensor and License may, by mutual agreement, designate all or a portion of the License Area to be physically segregated by walls or partitions from the balance of the Premises. The cost of performing any such physical segregation shall be born by Licensee. Licensor and Licensee agree that as of the date hereof, the License Area has no physical segregation by walls or partitions from the rest of the Premises.

          (c)   Licensee acknowledges and agrees that it has inspected and is familiar with the License Area, and Licensee accepts same and the contents thereof in their "as is" condition as of the "Commencement Date" (as hereinafter defined). Licensor shall not be required to perform any work or furnish any materials or otherwise prepare the License Area for Licensee's occupancy.

        2.    License Period.

          (a)   Except as otherwise provided in this Section 2 or as otherwise agreed in writing by the Parties, the initial term of this Agreement shall commence on                         , 2007 (the "Commencement Date") and shall expire at 11:59 P.M. on December 31, 2009 (the "Initial License Period"). Thereafter, the term of this Agreement shall be automatically extended upon the expiration of the Initial License Period (and thereafter, of the then-current term) for successive one-year terms. The term of this Agreement, as so extended, but subject to any earlier termination by law or as provided herein, is referred to herein as the "License Period."

          (b)   Either Party may terminate this Agreement upon not less than one hundred and eighty (180) days prior written notice to the other Party, which notice may be given at any time, provided that the effective date of such termination may not be prior to the expiration of the Initial License Period.

          (c)   In the event that the Lease terminates for any reason prior to the expiration of the License Period, this Agreement shall automatically terminate on the effective date of such termination of the Lease. Licensor shall use commercially reasonable efforts to give Licensee reasonable prior notice of any such termination of the Lease.

        3.    License Fee.    In consideration of the grant of the License pursuant thereto, Licensee shall pay a license fee during the License Period at the rates, in the manner, and on the dates set forth on Annex B hereto (the "License Fee").

        4.    Subject to Lease.    This Agreement and the License granted pursuant hereto are subject to all of the terms, covenants, provisions, conditions and agreements contained in the Lease, all of which are made a part of this Agreement as though fully set forth herein as if Licensee were the tenant named therein and Licensor were the landlord named therein. Licensee acknowledges and agrees that some or all of such obligations to be performed by the landlord in accordance with the foregoing are to be provided by the Landlord pursuant to the Lease. Licensor shall use commercially reasonable efforts to ensure the performance of such obligations by the Landlord, including, without limitation, by making demand upon the Landlord to perform if so requested in writing by Licensee; provided, however, that in no event shall Licensor be required to institute any action or proceeding against the Landlord; and provided, further, that in no event shall Licensor be in breach of this Agreement for any failure of the Landlord to in fact perform its obligations under the Lease. Licensor shall have the right to amend, modify or terminate the Lease for any reason in its sole and absolute discretion without the consent of Licensee. Licensor shall use commercially reasonable efforts to provide Licensee with reasonable prior written notice of any such amendment, modification or termination, and Licensor shall deliver a copy of any such amendment, modification or termination to Licensee promptly following the full execution and deliver thereof. If any amendment or modification of the Lease has a material adverse effect on the rights or obligations of Licensee hereunder, Licensee shall have the right to terminate this Agreement, exercisable at any time within 30 days after receiving an executed copy of such amendment or modification from Licensor.

        5.    Permitted Use; Compliance with Law and the Lease.

          (a)   Licensee shall use and occupy the License Area solely for such uses as are permitted under the Lease and for no other purposes.

          (b)   Licensee shall use the License Area and the Premises in a manner that does not violate (i) any applicable laws and regulations of all state, federal, municipal and local governments, departments, commissions and boards, whether now existing or hereafter arising, and any applicable orders, rules and regulations of any board of fire underwriters or any similar body (all of the foregoing being hereinafter collectively referred to as "Laws"), or (ii) the terms of the Lease and any applicable rules and regulations promulgated by the Landlord pursuant thereto.

          (c)   Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Licensee shall not be obligated to take any affirmative action to comply with Laws or the Lease or to perform any affirmative obligations of Licensor under the Lease, including, without limitation, the procurement of any casualty insurance or the performance of any maintenance or repairs to the License Area. For the avoidance of doubt, in no event shall Licensee be responsible for the payment of any costs or expenses to comply with Laws or the Lease, it being agreed that Licensee's sole obligation with respect to any violation thereof shall be to cease and thereafter refrain from taking any action triggering such violation.

          (d)   Licensor shall use commercially reasonable efforts to perform its obligations under the Lease in accordance with the provisions thereof.

        6.    Relations with the Landlord.

          (a)   Licensee shall not, directly or indirectly, communicate with or have contact of any kind with the Landlord with respect to the License Area or the Premises; provided, however, that the foregoing shall not prohibit Licensee from communicating with Landlord regarding a direct lease between Licensee and Landlord for other premises within the Building or any other building owned or managed by Landlord or its affiliates.

          (b)   To the extent required under the Lease, Licensor shall use commercially reasonable efforts to obtain the consent of the Landlord for the grant of the License to Licensee as provided herein. Licensee shall reimburse Licensor for the actual costs and expenses incurred by Licensor in obtaining such consent from the Landlord. If Licensor is unable to obtain any requisite consent of the Landlord with respect to the grant of the License, either Party may terminate this Agreement upon written notice to the other.

          (c)   Licensor shall use commercially reasonable efforts to enforce the provisions of the Lease against the Landlord, including, without limitation, by delivering notices of default or otherwise making demand upon the Landlord to perform its obligations under the Lease, if so requested in writing by Licensee; provided, however, that in no event shall Licensor be required (i) to deliver any such notice or demand if Licensor believes in good faith that the Landlord is not in breach of its obligations under the Lease, or (ii) institute any action or proceeding against the Landlord.

          (d)   If Licensor in good faith institutes an enforcement action to compel the Landlord to perform its obligations under the Lease (whether or not such enforcement action relates to the License Area), the reasonable costs and expenses of such enforcement action shall be equitably apportioned such that, insofar as can be practicably determined, each Party shall bear its equitable share of such costs and expenses.

        7.    Services.    In addition to and without limitation of the provisions of Sections 1 and 23 hereof, Licensor shall make available to Licensee the following services during the Term: telephone, reception, security, U.S. mail, copy machines, and common areas for Licensee's employees. Licensee acknowledges and agrees that, except to the extent provided in any other agreement between Licensor and Licensee

(and/or their respective affiliates), some or all of the services made available to Licensee pursuant to this Agreement are to be provided by the Landlord pursuant to the Lease. Licensor shall use commercially reasonable efforts to cooperate with Licensee to enable Licensee to obtain the benefit of such services, including, without limitation, by making demand upon the Landlord to perform its obligations under the Lease, if so requested in writing by Licensee; provided, however, that in no event shall Licensor be required to institute any action or proceeding against the Landlord. To the extent that any services to the Premises are supplied directly by Licensor rather than the Landlord, (a) Licensor shall provide such services to the License Area in substantially the same manner and quality as Licensor provides such services to itself, and (b) Licensor's out-of-pocket costs and expenses incurred in providing such services shall be equitably apportioned such that, insofar as can be practicably determined, each Party shall bear its equitable share of such costs and expenses.

        8.    Damage and Destruction.

          (a)   Except to the extent caused by the willful misconduct of such Party, neither Party shall have any responsibility to the other in the event of any damage to or theft of any personal property of the other Party, and the Party incurring such loss shall look exclusively to its own insurance coverage, if any, for recovery in the event of any such damage, loss or theft.

          (b)   If the License Area is destroyed or damaged by fire or other casualty, the License Fee shall abate (entirely if all or substantially all of the License Area is damaged and rendered untenantable, and proportionately if only a portion of the License Area is damaged and rendered untenantable, but in both cases only to the extent that Licensor's rent under the Lease is also abated) from the date of the casualty to the date on which the Landlord or Licensor (as applicable under the Lease) shall have repaired and restored the License Area (but not Licensee's property) to substantially the same condition existing immediately prior to the occurrence of such casualty. If the Landlord or Licensor terminates the Lease in accordance with the terms thereof as a result of any casualty or condemnation affecting the Premises or the Building, then this Agreement shall automatically terminate on the effective date of such termination of the Lease, as provided in Section 2(c) hereof.

        9.    Insurance/Indemnity.

          (a)    Insurance.    Except to the extent provided in any other agreement between Licensor and Licensee (and/or their respective affiliates), Licensee shall not be required to maintain any casualty insurance with respect to the License Area or the Premises, and Licensor shall maintain such casualty insurance with respect thereto as may be required pursuant to the Lease (other than insurance as to any personal property owned by Licensee, the insurance of which shall be Licensee's responsibility). Except to the extent provided in any other agreement between Licensor and Licensee (and/or their respective affiliates), Licensor and Licensee shall each maintain such liability insurance with respect to the Premises and the License Area (as applicable) as may be required pursuant to the Lease. Upon request by Licensor, Licensee shall provide to Licensor evidence of such insurance as Licensee is required to maintain pursuant to the terms hereof.

          (b)    Indemnification of Licensor.    Licensee shall indemnify, defend and hold harmless Licensor, and its partners, members, shareholders, officers, directors, agents and employees (the "Licensor Indemnitees") from and against all third party claims made or judicial or administrative actions filed which allege that any Licensor Indemnitee is liable to the claimant (other than to the extent caused by or arising from a Licensor Indemnitee's recklessness or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the License Area or the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of the License Area or the Premises, to the extent caused by or arising from the recklessness or willful misconduct of Licensee or its partners, members, shareholders, officers, directors, agents, employees, contractors, assignees, licensees, sublessees, invitees or any other Person for whose conduct Licensee is legally responsible, (ii) any breach by Licensee under this Agreement, or (iii) Licensee's use and occupancy of the License Area or use of the Premises, except to such extent that any such claim is caused by or arises from the recklessness or willful misconduct of any Licensor Indemnitee.

          (c)    Indemnification of Licensee.    Licensor shall indemnify, defend and hold harmless Licensee, and its partners, members, shareholders, officers, directors, agents and employees (the "Licensee Indemnitees") from and against all third party claims made or judicial or administrative actions filed which allege that any one of Licensee Indemnitees is liable to the claimant (other than to the extent caused by or arising from a Licensee Indemnitee's recklessness or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the Premises, to the extent caused by or arising from the recklessness or willful misconduct of Licensor or its partners, members, shareholders, officers, directors, agents, employees, contractors, assignees, licensees, sublessees, invitees or any other Person for whose conduct Licensor is legally responsible (other than Licensee), or (ii) any breach by Licensor under this Agreement.

          (d)    Procedures for Defense, Settlement and Indemnification of the Third Party Claims.    Each Party hereto agrees that Section 6.8 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

        10.    Assignment; Sublicensing.    The License granted hereby is personal to Licensee and shall not be assigned nor shall Licensee sublicense or otherwise permit or suffer the occupancy of any portion of the License Area by any third party without first obtaining the prior written consent of Licensor and, if required by the Lease, the Landlord. Notwithstanding the foregoing, but subject to obtaining any requisite consent of the Landlord pursuant to the Lease, Licensee may, without Licensor's prior written consent, assign this Agreement or sublicense all or any portion of the License Area to (a) an entity controlling, controlled by or under common control with Licensee, or (b) a successor entity related to Licensee by merger, consolidation or reorganization, unless such entity is a competitor of Licensor.

        11.    Alterations; Restoration.    No alterations may be made by Licensee to the License Area without first obtaining the prior written consent of Licensor and, if required by the Lease, the Landlord. Licensee shall bear all costs and expenses associated with performing any such alterations, including, without limitation, costs of construction and any increased operating costs resulting from such alterations. Licensor, at the time of giving consent to any alterations by Licensee, shall notify Licensee if Licensor will require such alterations to be removed and the License Area restored at the expiration or sooner termination of the License Period. If Licensor employs facilities personnel at the Premises, Licensor will use commercially reasonable efforts to coordinate such requested alterations on behalf of Licensee.

        12.    Default.    If either Party defaults in the performance of any of its obligations hereunder and such default continues for more than thirty (30) days after receipt of written notice thereof from the non-defaulting Party (except that if any non-monetary default cannot be cured with the exercise of reasonable diligence during said 30-day period, such period shall be extended for such additional time as is reasonably necessary to effectuate the cure thereof, provided that the defaulting Party has commenced to cure such default within said 30-day period and thereafter diligently prosecutes such cure to completion), then the non-defaulting Party shall have the right to terminate this Agreement and/or pursue any other remedies available at law or in equity with respect to such default. In addition, and without limitation of the foregoing, in the event Licensee is in breach of any of the terms of this Agreement and such breach is not cured as provided above, Licensor shall have the same rights and remedies with respect to Licensee as are available to the Landlord against Licensor pursuant to the Lease, and Licensor shall have the right to enter the Licensed Area and cure such breach at the sole cost and expense of Licensee. Notwithstanding anything to the contrary herein, Licensee shall not be in default under this Agreement to the extent that any breach by Licensee hereof is due to the breach by Licensor or any of its affiliates of any other agreement between Licensor and Licensee (and/or their respective affiliates).

        13.    Limitation of Liability.    EXCEPT FOR THIRD-PARTY CLAIMS UNDER ANY INDEMNITY PROVISION HEREIN, IN NO EVENT SHALL LICENSOR OR LICENSEE BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        14.    Notices.    Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission or mail (with postage prepaid), to the following addresses:

    In the case of Licensor:

      Classmates Online, Inc.
      c/o Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      Classmates Online, Inc.
      c/o Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3035

    In the case of Licensee:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3049

or to such other addresses or facsimile numbers as may be specified by like notice to the other Party. Any notice involving non-performance, termination or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method with confirmation of successful transmission; one working day after it is sent, if sent by recognized overnight courier; and three (3) days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

        15.    Quiet Enjoyment.    Licensor covenants and agrees that, so long as Licensee shall pay the License Fee as and when due and shall otherwise fully, faithfully and timely observe and perform within applicable notice and cure periods the agreements, covenants and conditions of this Agreement on its part to be observed and performed, Licensee shall and may peaceably and quietly have, hold and enjoy the License Area for the related License Period, as same may be extended, without disturbance, hindrance, ejection or molestation by or from Licensor (subject, however, to the provisions hereof) or any one claiming by, through or under Licensor.

        16.    Waiver of Claims.    Notwithstanding anything to the contrary herein, each Party hereby waives any claim now existing or hereafter arising that it may have against the other Party and its partners, members, shareholders, officers, directors, agents and employees ("Related Parties") for damage to the License Area or the Premises or to the personal property or fixtures owned by the waiving Party to the extent resulting directly or indirectly from any act or omission of the other Party. In addition, all personal property and fixtures of the waiving Party or its Related Parties located within the License Area or the Premises, as the case may be, shall be at the sole risk of the waiving Party, and the other Party and its Related Parties shall not be liable for any damage thereto or theft or misappropriation thereof. The waiving Party (and any Related Parties) shall look to any insurance coverage that it may have for recovery of any loss or damage to property sustained by such waiving Party (or such Related Parties).

        17.    Surrender.    On the expiration of the License Period or any earlier termination of this Agreement, Licensee shall vacate the License Area and deliver the License Area to Licensee in accordance with the surrender provisions of the Lease (to the extent applicable to the License Area). In addition, if requested by Licensor or required pursuant to the terms of the Lease, in such event Licensee shall remove any installations or alterations made to the License Area by or on behalf of Licensee in and shall restore the affected portions of the License Area to their condition existing on the Commencement Date, ordinary wear and tear, fire and other casualty excepted. Notwithstanding the foregoing, in no event shall Licensee be obligated to remove any alterations or restore any modifications made to the License Area prior to the Commencement Date.

        18.    Subordination.    This Agreement and the License granted herein is subject and subordinate to the terms of the Lease and to all ground leases, superior leases, mortgages or other security instruments now or hereafter affecting Licensor's leasehold interest or the real property of which the Premises are a part.

        19.    Warranties.    EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE LICENSE OR THE LICENSE AREA, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        20.    Inability To Perform.    Neither Party shall be responsible for delays in the performance of its obligations caused by force majeure or other events beyond such Party's reasonable control.

        21.    Additional License Issues to be Resolved in Good Faith; Replacement with Sublease.    The Parties acknowledge and agree that the License Area is of such configuration and size that, in the opinion of the Parties, it is not practicable to enter into a lease and/or sublease covering the License Area. Rather, the Parties have entered into this short form Agreement which, the Parties recognize, is not dispositive of all matters and issues that may arise with respect to the License Area. As and when matters arise during the course of the License Period that are not definitively addressed by the provisions of this Agreement or the related lease, the Parties shall act reasonably and in good faith endeavor to adjust and resolve such matters. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that (a) United Online, Inc. ("UOL") is no longer required to account for its investment in Classmates Media Corporation on a consolidated basis or under the equity method of accounting (determined in accordance with U.S. generally accepted accounting principles consistently applied), or (b) Licensee's use and occupancy of the Premises ceases to qualify for a permitted exception set forth in the Lease to any requirement therein to obtain Landlord's consent to such use and occupancy (and Landlord's consent thereto was not in fact obtained), then (i) Licensor and Licensee will use commercially reasonable efforts to segregate (at Licensee's sole cost and expense) the areas, equipment, communications facilities, and systems used and occupied by Licensee within the Premises, and (ii) at Licensee's request, the Licensor and Licensee will negotiate in good faith to replace this Agreement with a formal sublease from Licensor to Licensee of the portions of the Premises then-used and occupied by Licensee, subject to any requisite consent of the Landlord and to Licensor's then-current and reasonably anticipated space requirements.

        22.    Signage.    Subject to availability and the terms of the Lease and the consent of Licensor, which consent shall not be unreasonably withheld, (i) Licensor shall permit Licensee to install wall signs (the size, composition and content of which shall be subject to Licensor's prior approval, which approval shall not be unreasonably withheld) in or about the Premises, and (ii) Licensor shall cooperate with Licensee to obtain from the Landlord signage for Licensee and its employees in the Building lobby and on the Building monuments (if any), provided that Licensor shall not be required to reduce any existing usage by Licensor of such directory and monument signage in order to obtain such signage rights for Licensee. The costs and expenses of any such signage installed by or for Licensee shall be borne by Licensee.

        23.    Parking.    Subject to the terms of the Lease, Licensee shall have the non-exclusive right to use any unreserved parking spaces allocated to Licensor under the terms of the Lease or any separate agreement regarding parking rights between Licensor and the Landlord. Licensor and Licensee acknowledge and agree that Licensee's share of the cost of such unreserved parking is factored into the calculation of the License Fee, and that Licensor shall be responsible for the payment to Landlord of any charge imposed by the Landlord for the use of unreserved parking. In addition, if requested by Licensee, Licensor shall cooperate with Licensee to obtain from the Landlord additional reserved parking spaces for use by Licensee, subject to the availability thereof and the payment by Licensee of the Landlord's prevailing rates for such additional reserved spaces, and provided that Licensor shall not be required to reduce any existing reserved parking usage by Licensor in order to obtain such additional reserved parking rights for Licensee.

        24.    Miscellaneous.

          (a)    Counterparts.    This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

          (b)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

          (c)    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

          (d)    Entire Agreement.    This Agreement and the exhibits and schedules referenced or attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

          (e)    Severability.    If any terms or other provision of this Agreement or the schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

          (f)    Information.    Subject to applicable law and privileges, each Party hereto covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes.

          (g)    Further Agreements.    The Parties shall execute or cause their applicable affiliates to execute such additional agreements between the Parties and/or their respective affiliates as may be reasonably necessary to effectuate the intent of this Agreement.

          (h)    Binding Effect.    This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended at any time by mutual consent of Licensor and Licensee, evidenced by an instrument in writing signed on behalf of each of the Parties.

          (i)    Amendment and Modification.    This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

          (j)    Failure or Indulgence Not Waiver; Remedies Cumulative.    No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (k)    Authority.    Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

          (l)    Dispute Resolution.    Each Party hereto agrees that Section 3.12 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

          (m)    Third Party Beneficiaries.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto. Notwithstanding the foregoing, it is understood that the Licensee's rights hereunder shall inure to the benefit of Licensee's affiliates and their officers, directors and employees.

          (n)    Other.    Time is of the essence with respect to the performance of every provision of this Agreement in which time of performance is a factor. Except as expressly provided herein to the contrary, when a Party is required to do something by this Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other Party. Whenever one Party's consent or approval is required to be given as a condition to the other Party's right to take any action pursuant to this Agreement, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

          (o)    Defined Terms.    As used in this Agreement, the following terms shall have the meanings given to them in this Section 24(o), applicable both to the singular and the plural forms of the terms described:

            "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

            "Master Transaction Agreement" means the Master Transaction Agreement between UOL and Classmates Media Corporation of even date herewith.

            "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written

CLASSMATES ONLINE, INC., a Washington corporation
By:
Name:
Title:
UNITED ONLINE, INC., a Delaware corporation
By:
Name:
Title:

Annex A

Premises

Landlord/Lessor	Tenant/Lessee	Location
EOP Operating Limited Partnership	Classmates Online, Inc.	61,259 sq. ft. (on 4th and 5th floors) 2001 Lind Avenue SW Renton, WA

Annex B

License Fee

Calculation of License Fee

        The License Fee shall be calculated as provided in this Annex B. First, Licensor and Licensee shall determine the total number of employees that can reasonably occupy in the Premises in its then-current configuration on a fully-occupied basis (the "Full-Occupancy Number"). Next, the total monthly cost to Licensor of operating the facility shall be determined (the "Facility Operating Costs") as the sum of (i) the monthly "Rent" (i.e., basic rent and all other charges and costs) that the Licensor then-pays to the Landlord under the Lease, (ii) all other facility costs then-incurred by Licensor (such as utilities, security, telephone, property insurance, depreciation, property taxes, repairs and maintenance, consulting and outside service provider fees, U.S. mail, office and lounge supplies, copying machines, and parking), and (iii) the employee cost of the personnel required to support and maintain the facility (e.g., receptionist, mail clerk, maintenance mechanic, etc.). The Facility Operating Costs shall be updated on a monthly basis or at such other time periods as agreed to by the parties. Next, the "Rate Per Employee" shall be determined by dividing the Facility Operating Costs by the Full-Occupancy Number. Lastly, the License Fee shall be determined by adding the following components:

A.
For those employees of Licensee and Licensee's affiliates working exclusively on Licensee's matters, the License Fee shall be equal to the product of (i) the total number of Licensee's and its affiliates' employees using and occupying areas in the Premises on the last day of the immediately preceding month multiplied by (ii) the applicable Rate Per Employee; and

B.
For those employees of Licensor or its affiliates (other than Licensee and its subsidiaries) working on matters for both Licensor and Licensee, the Licensee Fee shall be equal to the product of (i) number of the full-time equivalent employees working in the Premises on Licensee's matters during the immediately preceding month ("FTEs") multiplied by (ii) the applicable Rate Per Employee. The number of FTEs shall be determined by calculating the portion of each such employee's time spent on Licensee's matters as a fraction of full-time equivalent utilization, and then adding together the resulting fraction for all such employees.

The foregoing calculations shall be performed by Licensor in good faith and in a fair, equitable and consistent manner.

Invoicing and Settlement

        Licensor shall provide Licensee promptly following the end of each month of the License Period a statement setting forth the details of the License Fee for the preceding month. Licensee shall pay to Licensor the License Fee by check or wire transfer of immediately available funds promptly following the receipt of such statement but in no event later than thirty days following receipt of the statement. If Licensee fails to make any monthly payment on or before the last day of such monthly period (each, a "Payment Date"), Licensee shall be obligated to pay, in addition to the amount due on such date, interest on such amount at the prime rate published in The Wall Street Journal (as of the applicable Payment Date) plus two percent (2%) per annum, compounded monthly from the relevant Payment Date through the date of payment. Unless otherwise agreed in writing between the Parties, all payments made pursuant to this Agreement shall be made in U.S. dollars.

QuickLinks

  Exhibit 10.8
REAL ESTATE LICENSE AGREEMENT (Renton)
REAL ESTATE LICENSE AGREEMENT (Renton, WA)
  Annex A
Premises
  Annex B
License Fee